UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

METALS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40685	98-1589041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 400 Fort Worth, TX 76102
(Address of principal executive offices, including zip code)

 Registrant’s telephone number, including area code: (817) 698-9901

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary shares, $0.0001 par value, and one-third of one redeemable warrant	MTAL.U	New York Stock Exchange LLC
Shares of Class A ordinary shares included as part of the units	MTAL	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A ordinary shares at an exercise price of $11.50	MTAL WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Business Combination Agreement

On March 17, 2022, Metals Acquisition Corporation (“MAC”), Metals Acquisition Corp. (Australia) Pty Ltd (“MAC-Sub”) and Glencore Operations Australia Pty Limited (“Glencore”) entered into a Share Sale Agreement (the “SSA”).

Under the terms of the SSA, MAC-Sub (a newly formed, wholly owned subsidiary of MAC) will acquire from Glencore 100% of the issued share capital of Cobar Management Pty. Limited (“CMPL”). CMPL owns and operates the Cornish, Scottish and Australian mine (the “CSA Mine”) in Cobar, New South Wales, Australia.

In consideration for the acquisition of CMPL, MAC and MAC-Sub will: (a) pay US$1,050,000,000 to Glencore (subject to a customary closing accounts adjustments to reflect the working capital, net debt and tax liabilities of CMPL at the time of closing under the SSA (the “Closing”)), (b) issue US$50,000,000 (5,000,000 shares) worth of MAC Class A ordinary shares, $0.0001 par value (the “Common Stock”) to Glencore, and (c) enter into a net smelter royalty pursuant to which after the Closing, CMPL will pay to Glencore a royalty of 1.5% of all net smelter copper concentrate produced from the mining tenure held by CMPL at the time of the Closing.

Warranties

The SSA contains warranties of the parties thereto that are customary for transactions of this type, including, among other things, with respect to (a) formation and capacity to enter into the SSA, (b) capital structure, (c) solvency, (d) compliance with laws, (e) litigation, (f) material assets, (g) material business contracts, (h) employee matters, (i) real property, (j) mining tenure, (k) environment, licenses and permits, (l) accounts and taxes, and (m) insurance.

Covenants

The SSA includes customary covenants of the parties thereto, including, with respect to the operation of the business of the CSA Mine prior to the Closing and satisfaction of the conditions precedent to the Closing. The SSA also contains additional covenants of the parties, including, among others, (a) covenants providing for the parties to use reasonable efforts to obtain all necessary regulatory approvals and (b) covenants providing for Glencore and MAC to cooperate in the preparation of the Proxy Statement (as such term is defined in the SSA) required to be filed in connection with the acquisition of CMPL.

Exclusivity Restrictions

From the date of the SSA to the time of the Closing, MAC has agreed not to, among other things, solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than the parties to the SSA or their respective representatives), concerning, relating to, or which is intended or is reasonably likely to give rise to or result in, any alternative proposal.

Conditions to the Closing

MAC’s obligation to acquire CMPL is conditioned upon, among other things, MAC (a) obtaining approval in accordance with the Foreign Acquisitions and Takeovers Act 1975 (Cth) to acquire CMPL, (b) receiving requisite approvals from MAC’s shareholders, (c) having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) remaining after giving effect to all redemptions of Common Stock, and (d) meeting the listing requirements of and remaining listed on the New York Stock Exchange (“NYSE”) and having the shares of the Common Stock to be issued to Glencore in connection with the acquisition approved for listing on NYSE.

The obligations to acquire CMPL is also conditioned upon the approval of the minister responsible for administering the Mining Act 1992 (NSW) (or their delegate) giving approval and formally registering the transfer to CMPL of certain exploration licenses.

Termination

The SSA may be terminated at any time prior to the Closing:

(i)       by mutual written consent of the parties thereto;

(ii)     by either MAC or Glencore if the conditions precedent to the Closing have not been satisfied or waived by December 23, 2022, or such later date as agreed to in writing;

(iii)     by MAC in the event of a material adverse change which reduces the operating cash flows of CMPL by at least US$250,000,000 in any financial year against what it would reasonably be expected to have been but for such event; and

(iv)      by Glencore in the event MAC defaults in completing the acquisition of CMPL (other than as a result of a breach by Glencore), and MAC fails to cure such default within five business days of being given notice of such default by Glencore; and

(v)        by Glencore if a “prohibited event” occurs which involves a breach by MAC of any anti-bribery and corruption laws, anti-money laundering laws and anti-tax evasion laws.

The SSA does not provide MAC with the right to terminate the SSA if it fails to obtain the necessary financing for the transaction. MAC currently expects to finance the transaction through a combination of new debt and equity, which remain subject to significant conditions, including the mutual negotiation of binding documentation.

In connection with and conditioned on the closing of the transactions contemplated by the SSA, MAC's sponsor, Green Mountain Metals LLC (the “Sponsor”), agreed to waive any right to adjustment or other anti-dilution or similar protection with respect to the rate that the Class B ordinary shares held by the Sponsor converts into Common Stock in connection with the transactions contemplated by the SSA.

The SSA is governed by the laws of New South Wales, Australia.

The foregoing description of the SSA and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The SSA has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about MAC, Glencore or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the SSA were made as of a specified date, are modified or qualified by information in one or more confidential disclosures made in connection with the execution and delivery of the SSA, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties thereto. Accordingly, the representations and warranties in the SSA are not necessarily characterizations of the actual state of facts about MAC, Glencore or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that MAC makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Royalty Deed

Concurrently with the Closing, MAC, Glencore and CMPL will enter into a Royalty Deed (the “Royalty Deed”) under which CMPL will be required, on a quarterly basis to pay to Glencore a royalty equal to 1.5% of Net Smelter Returns (as defined in the Royalty Deed). Net Smelter Returns are equal to the gross revenue minus permitted deductions for all marketable and metal-bearing copper material, in whatever form or state, that is mined, produced, extracted or otherwise recovered from the Royalty Area (as defined in the Royalty Deed). Glencore has the right to transfer its interest in the Royalty Deed (subject to limited restrictions, and subject to a right of last refusal granted to CMPL) and to take security (as a second-ranking creditor) in relation to the security interest created as a result of the Royalty Deed.

The Royalty Deed is governed by the laws of New South Wales, Australia and contains other customary terms and conditions.

The foregoing description of the Royalty Deed is subject to, and qualified in its entirety by reference to the full text of, the Royalty Deed, a copy of which is included as Annexure G to the SSA, which is included as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Offtake Agreement

Concurrently with the Closing, CMPL and Glencore International AG (“Glencore AG”) will enter into an offtake agreement (the “Offtake Agreement”). The Offtake Agreement is a life-of-mine obligation, pursuant to which CMPL is committed to selling all materials and minerals (in any form) produced or processed from the CSA Mine and specified exploration licenses to Glencore AG.

The Offtake Agreement will be governed by the laws of England and Wales and contains customary terms and conditions, including in relation to (a) quantity, (b) quality, (c) shipment and delivery terms, (d) pricing, (e) payments, (f) weighting and sampling, (g) assaying, (h) Incoterms and insurance, (i) loss, and (j) force majeure.

The foregoing description of the Offtake Agreement is subject to and qualified in its entirety by reference to the full text of the Offtake Agreement, a copy of which is included as Annexure E to Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, MAC, Glencore and certain owners of equity interests in MAC will enter into an Amended and Restated Registration Rights Agreement (the “A&R RRA”) relating to, among other things, certain customary registration rights, including demand and piggy-back registration rights, with respect to shares of Common Stock held by such parties.

The foregoing description of the A&R RRA is subject to and qualified in its entirety by reference to the full text of the form of A&R RRA, a copy of which is included as Annexure F to the SSA, which is included as Exhibit 2.1 hereto, and the terms of which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The Common Stock to be issued in connection with the SSA and the transactions contemplated thereby will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On March 17, 2022, MAC issued a press release announcing the execution of the SSA and announcing that MAC will hold a conference call on March 17, 2022 at 10:30 a.m. Eastern Time (the “Conference Call”). A copy of the press release, which includes information regarding participation in the Conference Call, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The script that MAC intends to use for the Conference Call is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Glencore also issued a press release announcing the business combination, a copy of which is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Furnished as Exhibit 99.4 to this Current Report on Form 8-K is the form of investor presentation that will be used by MAC with respect to the business combination.

Also on March 17, 2022, Glencore provided letters to CSA Mine’s staff and corporate employees, a briefing for CSA Mine’s employees and a Q&A summary for CSA Mine’s employees, regarding the business combination. A copy of each document is furnished herewith as Exhibits 99.5, 99.6, 99.7 and 99.8, respectively, and incorporated herein by reference in their entirety.

The information in this Item 7.01, including Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of MAC under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed business combination, MAC intends to file preliminary and definitive proxy statements with the SEC. MAC's shareholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about CSA Mine, MAC, and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to shareholders of MAC as of a record date to be established for voting on, among other things, the proposed business combination. Shareholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: Investors@soa-corp.com. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements.” MAC’s actual results may differ from expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, MAC’s expectations with respect to future performance of the CSA Mine and anticipated financial impacts and other effects of the proposed business combination, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside MAC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the occurrence of any event, change, or other circumstances that could give rise to the termination of the SSA; the outcome of any legal proceedings that may be instituted against MAC following the announcement of the SSA; the inability to complete the proposed transaction, including due to failure to obtain financing, approval of the shareholders of MAC, certain regulatory approvals, or satisfy other conditions to closing in the SSA; the occurrence of any event, change, or other circumstance that could give rise to the termination of the SSA or could otherwise cause the transaction to fail to close MAC’s inability to secure the expecting financing for the consideration under the SSA; the inability to obtain or maintain the listing of MAC’s shares following the proposed transaction; the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things; the supply and demand for copper; the future price of copper; the timing and amount of estimated future production, costs of production, capital expenditures and requirements for additional capital; cash flow provided by operating activities; unanticipated reclamation expenses; claims and limitations on insurance coverage; the uncertainty in mineral resource estimates; the uncertainty in geological, metallurgical and geotechnical studies and opinions; infrastructure risks; and dependence on key management personnel and executive officers; and other risks and uncertainties indicated from time to time in the final prospectus of MAC for its initial public offering and the preliminary and definitive proxy statements relating to the proposed business combination that MAC intends to file with the SEC, including those under “Risk Factors” therein, and in MAC’s other filings with the SEC. MAC cautions that the foregoing list of factors is not exclusive. MAC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MAC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

More information on potential factors that could affect MAC’s or CSA Mine’s financial results is included from time to time in MAC’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements MAC intends to file with the SEC in connection with MAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or MAC’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that MAC does not presently know, or that MAC currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MAC’s expectations, plans or forecasts of future events and views as of the date of this communication. MAC anticipates that subsequent events and developments will cause its assessments to change. However, while MAC may elect to update these forward-looking statements at some point in the future, MAC specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing MAC’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

NO OFFER OR SOLICITATION

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1†	Share Sale Agreement, dated as of March 17, 2022, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd and Metals Acquisition Corp.
99.1	Press Release issued by Metals Acquisition Corp. on March 17, 2022.
99.2	Conference Call Transcript.
99.3	Press Release issued by Glencore Operations Australia Pty Limited on March 17, 2022.
99.4	Investor Presentation, dated March 17, 2022.
99.5	Letter to Staff of CSA Mine.
99.6	Letter to Corporate Employees of CSA Mine.
99.7	Presentation to Employees of CSA Mine.
99.8	Employee Q&A.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

†	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(2)(ii).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metals Acquisition Corp.

Date: March 17, 2022	By:	/s/ Michael James McMullen
Name: Michael James McMullen
Title: Chief Executive Officer